Exhibit 99.1
                                  ------------


                                 RemoteMDx, Inc.
                           TrackerPAL Analysis Summary*

                                       # of Units
                                    -----------------------------------------------------------------------------------------------

                                        10,000        20,000        30,000       40,000        50,000        75,000        100,000

                             Daily       Annual        Annual       Annual        Annual        Annual        Annual        Annual
                          ---------------------------------------------------------------------------------------------------------

REVENUE                    $ 8.00  $ 29,200,000  $ 58,400,000 $ 87,600,000 $ 116,800,000 $ 146,000,000 $ 219,000,000 $ 292,000,000

VARIABLE EXPENSES
 Communication Sevice
   Costs                    (1.48)   (5,402,000)  (10,804,000) (16,206,000)  (21,608,000)  (27,010,000)  (40,515,000)  (54,020,000)
 Location Costs             (0.06)     (219,000)     (438,000)    (657,000)     (876,000)   (1,095,000)   (1,642,500)   (2,190,000)
 Device Costs (amortized
   over 1 year)             (1.05)   (3,832,500)   (7,665,000) (11,497,500)  (15,330,000)  (19,162,500)  (28,743,750)  (38,325,000)
 Commission Costs           (1.00)   (3,650,000)   (7,300,000) (10,950,000)  (14,600,000)  (18,250,000)  (27,375,000)  (36,500,000)
 Maintenance Costs          (0.11)     (401,500)     (803,000)  (1,204,500)   (1,606,000)   (2,007,500)   (3,011,250)   (4,015,000)
 Monitoring Center Costs    (0.23)     (839,500)   (1,679,000)  (2,518,500)   (3,358,000)   (4,197,500)   (6,296,250)   (8,395,000)
                          -------- ------------------------------------------------------------------------------------------------
    Total Cost of Goods
      Sold                  (3.93)  (14,344,500)  (28,689,000) (43,033,500)  (57,378,000)  (71,722,500) (107,583,750) (143,445,000)
                          -------- ------------------------------------------------------------------------------------------------

GROSS MARGIN               $ 4.07    14,855,500    29,711,000   44,566,500    59,422,000    74,277,500   111,416,250   148,555,000
                          ======== ------------------------------------------------------------------------------------------------

SG&A AND DIVIDENDS
 Dividend Costs             (1.50)   (5,475,000)  (10,950,000) (16,425,000)  (21,900,000)  (27,375,000)  (41,062,500)  (54,750,000)
 Fixed SG&A Expenses                 (4,300,000)   (4,300,000)  (4,300,000)   (4,300,000)   (4,300,000)   (4,300,000)   (4,300,000)
                                    -----------------------------------------------------------------------------------------------

NET INCOME                         $  5,080,500  $ 14,461,000 $ 23,841,500 $  33,222,000 $  42,602,500 $  66,053,750 $  89,505,000
                                    ===============================================================================================



Additional Information:
 Earnings Per Share                $       0.05  $       0.14 $       0.24 $        0.33 $        0.43 $        0.66 $        0.90
 Valuation / Share (30
   Multiple)                       $       1.52  $       4.34 $       7.15 $        9.97 $       12.78 $       19.82 $       26.85


* This summary contains forward-looking information and projections and is qualified by all of the factors that could cause actual results to differ that are set forth in the Company's current report on Form 8-K filed on July 11, 2006 and incorporated herein by reference.